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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Persistence Software, Inc. on Form S-8 of our report dated January 30, 2001, (February 28, 2001, as to the table in Note 4), appearing in the Annual Report on Form 10-K of Persistence Software, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

San Jose, California
August 29, 2001